UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

LSB Industries, Inc. (“LSB” or the “Company”) intends to make an investor presentation on Monday, March 16, 2015. The Company is furnishing the Investor Presentation as Exhibit 99.1 to this Current Report on Form 8-K, which lists or discusses certain disclosures about the Company and its business. A copy of the Investor Presentation, dated March 16, 2015, is also publicly available at: http://investors.lsbindustries.com. The content of such website is included for general information only and is not incorporated by reference in this Form 8-K.

Forward-Looking Statements

The Investor Presentation filed as Exhibit 99.1 to this Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “believes”, “expects”, “intends”, “anticipates”, “plans to”, “estimates”, “projects”, or similar expressions, including, without limitation, potential spin or sale of the Climate Control Business and a potential MLP as to certain assets of the Chemical Business may be steps for consideration once the expansion projects are completed; benefits upon completion of the expansion projects; financial projections for future periods; and other forward-looking statements as described in the Investor Presentation under “Safe Harbor Statement.” Actual results may differ materially from the forward-looking statements as a result of various future events, including without limitation, the various factors described in the “Special Note Regarding Forward-Looking Statements,” and the “Risk Factors” contained in our most recent Form 10-K for the year ended December 31, 2014. These forward looking statements speak only as of the date of the Investor Presentation, and LSB expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LSB’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from LSB stockholders in connection with the matters to be considered at LSB’s 2015 Annual Meeting of Stockholders, including the election of directors. LSB intends to file a preliminary and definitive proxy statement and accompanying white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from LSB stockholders. LSB STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of LSB’s directors and executive officers in LSB stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with LSB’s 2015 Annual Meeting. Information can also be found in LSB’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by LSB with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at LSB’s website at www.lsbindustries.com or by contacting David M. Shear, General Counsel and Secretary at (405) 235-4546.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Investor Presentation, dated March 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2015

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby
Executive Vice President of Finance and Chief Financial Officer